Exhibit 99.1

Entegris Reports Second-Quarter Sales of $188 Million

Sales grow 7 Percent Sequentially; Non-GAAP EPS of $0.16

BILLERICA, Mass., July 19, 2012 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the Company’s second quarter ended June 30, 2012.

The Company recorded second-quarter sales of $188.2 million, an increase of 7 percent sequentially, and a 10 percent decline from the prior year second quarter. Second-quarter operating margin was 16.8 percent, with adjusted operating margin of 18.1 percent, excluding amortization of intangible assets of $2.4 million. Net income for the second quarter was $21.7 million, or $0.16 per share. Non-GAAP earnings per share of $0.16 in the second quarter of 2012 compared to $0.14 in the first quarter of 2012 and $0.24 in the second quarter of 2011. A reconciliation table of GAAP to non-GAAP earnings per share and operating margin is contained in this press release.

For the first half of fiscal 2012, sales were $363.6 million, down 12 percent from the first half of 2011. Non-GAAP earnings per diluted share for the first six months of 2012 were $0.30 per share versus $0.47 per share for the same period a year ago.

Gideon Argov, president and chief executive officer, said: “We performed well in the second quarter, as demand was strong for our advanced contamination control products used to support the ramp of the semiconductor industry’s leading edge technologies. Financially, we grew our adjusted operating margin to 18.1 percent and generated $43 million of cash from operations.

While the near-term is somewhat unclear, we believe the long-term trends are favorable. Our previously announced investments to extend our leadership in contamination control and critical substrate handling position us to support next-generation semiconductor manufacturing technologies such as extreme ultra-violet (EUV) and 450 millimeter (mn) wafers. We are very encouraged by recent industry announcements aimed at accelerating the development of these technologies.”

For the fiscal third quarter ending September 30, 2012, the Company expects sales to be flat to down 5 percent sequentially, and EPS to range between $0.13 and $0.15. On a non-GAAP basis, EPS is expected to range from $0.14 to $0.16, which reflects net income adjusted for amortization expense.

Second-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the second quarter on Thursday, July 19, 2012, at 10:00 a.m. Eastern Time. Participants should dial 1-913-312-1500 or toll-free 1-888-609-5689, referencing confirmation code 2247309. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. A replay of the call will be available starting July 19 at 2:00 p.m. (ET) until September 1, 2012. The replay can be accessed by using passcode 2247309 after dialing 1-719-457-0820 or 1-888-203-1112. A live and on-demand webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

NON-GAAP INFORMATION

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA and Adjusted Operating Income, together with related measures thereof, and non-GAAP EPS are considered “Non-GAAP financial measures” under the rules and regulations of the SEC. These financial measures are provided as a complement to financial measures provided in accordance with GAAP. We provide non-GAAP financial measures in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate our baseline performance before certain gains, losses or other charges and credits that may not be indicative of our business or future outlook. We believe these non-GAAP measures will aid investors’ overall understanding of our results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how we plan and measure our business. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. The calculations of Adjusted EBITDA, Adjusted Operating Income, together with related measures thereof, and non-GAAP EPS are included elsewhere in this release.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” and “Risks Related to Owning Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2011, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	June 30, 2012	July 2, 2011	March 31, 2012
Net sales	$188,233	$209,198	$175,403
Cost of sales	105,487	114,055	99,159

Gross profit	82,746	95,143	76,244
Selling, general and administrative expenses	35,989	39,126	35,048
Engineering, research and development expenses	12,726	12,462	11,989
Amortization of intangible assets	2,420	2,569	2,450

Operating income	31,611	40,986	26,757
Interest expense (income), net	30	535	(2)
Other income, net	(671)	(1,530)	(162)

Income before income taxes and equity in affiliates	32,252	41,981	26,921
Income tax expense	10,579	9,695	9,065
Equity in net income of affiliates	—	(236)	(3)

Net income	$21,673	$32,522	$17,859

Basic net income per common share	$0.16	$0.24	$0.13
Diluted net income per common share	$0.16	$0.24	$0.13

Weighted average shares outstanding:
Basic	137,303	134,535	136,603
Diluted	138,196	136,113	138,046

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Six months ended
	June 30, 2012	July 2, 2011
Net sales	$363,636	$412,323
Cost of sales	204,646	228,835

Gross profit	158,990	183,488
Selling, general and administrative expenses	71,037	74,916
Engineering, research and development expenses	24,715	24,994
Amortization of intangible assets	4,870	5,258

Operating income	58,368	78,320
Interest expense, net	28	688
Other income, net	(833)	(1,958)

Income before income taxes	59,173	79,590
Income tax expense	19,644	17,968
Equity in net income of affiliates	(3)	(475)

Net income	39,532	62,097
Net income attributable to noncontrolling interest	—	400

Net income attributable to Entegris, Inc.	$39,532	$61,697

Amounts attributable to Entegris, Inc.:
Basic net income per common share	$0.29	$0.46
Diluted net income per common share	$0.29	$0.45

Weighted average shares outstanding:
Basic	136,953	134,117
Diluted	138,121	135,778

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$286,865	273,593
Accounts receivable, net	115,519	107,223
Inventories	102,905	93,937
Deferred tax assets, deferred tax charges and refundable income taxes	16,389	15,805
Other current assets and assets held for sale	13,298	12,441

Total current assets	534,976	502,999

Property, plant and equipment, net	147,437	130,554

Intangible assets	53,483	56,453
Deferred tax assets – non-current	24,964	25,119
Other assets	7,867	9,538

Total assets	$768,727	$724,663

LIABILITIES AND EQUITY
Accounts payable	$35,204	$30,609
Accrued liabilities	42,902	47,841
Income tax payable and deferred tax liabilities	16,312	14,144

Total current liabilities	94,418	92,594

Other liabilities	22,353	23,831
Shareholders’ equity	651,956	608,238

Total liabilities and shareholders’ equity	$768,727	$724,663

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Operating activities:
Net income	$21,673	$32,522	$39,532	$62,097
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,026	6,710	13,513	13,529
Amortization	2,420	2,569	4,870	5,258
Stock-based compensation expense	2,171	2,040	3,934	3,962
Other	(785)	(603)	1,376	(300)
Changes in operating assets and liabilities:
Trade accounts and notes receivable	2,476	3	(10,335)	(10,127)
Inventories	(3,491)	(3,113)	(10,997)	(2,389)
Accounts payable and accrued liabilities	1,023	8,011	744	(7,574)
Income taxes payable and refundable income taxes	7,357	5,576	2,679	2,017
Other	3,262	(1,670)	(1,810)	(3,301)

Net cash provided by operating activities	43,132	52,045	43,506	63,172

Investing activities:
Acquisition of property and equipment	(19,512)	(7,839)	(30,117)	(14,583)
Other	(2,781)	(189)	(2,778)	(699)

Net cash used in investing activities	(22,293)	(8,028)	(32,895)	(15,282)

Financing activities:
Issuance of common stock	858	2,406	4,194	5,333
Other	110	(1,271)	400	(1,157)

Net cash provided by financing activities	968	1,135	4,594	4,176

Effect of exchange rate changes on cash	(1,873)	1,715	(1,933)	3,425

Increase in cash and cash equivalents	19,934	46,867	13,272	55,491
Cash and cash equivalents at beginning of period	266,931	142,578	273,593	133,954

Cash and cash equivalents at end of period	$286,865	$189,445	$286,865	$189,445

Entegris, Inc. and Subsidiaries

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
Net sales	June 30, 2012	July 2, 2011	March 31, 2012	June 30, 2012	July 2, 2011
Contamination Control Solutions	$123,144	$136,637	$115,552	$238,696	$268,881
Microenvironments	44,565	51,114	40,705	85,270	99,296
Specialty Materials	20,524	21,447	19,146	39,670	44,146

Total net sales	$188,233	$209,198	$175,403	$363,636	$412,323

	Three Months Ended			Six Months Ended
Segment profit	June 30, 2012	July 2, 2011	March 31, 2012	June 30, 2012	July 2, 2011
Contamination Control Solutions	$34,683	$44,948	$32,069	$66,752	$84,708
Microenvironments	8,523	8,589	5,528	14,051	16,968
Specialty Materials	4,404	4,264	4,668	9,072	9,240

Total segment profit	47,610	57,801	42,265	89,875	110,916
Amortization of intangibles	(2,420)	(2,569)	(2,450)	(4,870)	(5,258)
Unallocated expenses	(13,579)	(14,246)	(13,058)	(26,637)	(27,338)

Total operating income	$31,611	$40,986	$26,757	$58,368	$78,320

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2012	July 2, 2011	March 31, 2012	June 30, 2012	July 2, 2011
Net sales	$188,233	$209,198	$175,403	$363,636	$412,323

Net income attributable to Entegris, Inc.:	$21,673	$32,522	$17,859	$39,532	$61,697
Adjustments to net income attributable to Entegris, Inc.
Net income attributable to noncontrolling interest	—	—	—	—	400
Equity in net income of affiliates	—	(236)	(3)	(3)	(475)
Income tax expense	10,579	9,695	9,065	19,644	17,968
Other income, net	(671)	(1,530)	(162)	(833)	(1,958)
Interest expense (income), net	30	535	(2)	28	688

GAAP – Operating income	31,611	40,986	26,757	58,368	78,320
Amortization of intangible assets	2,420	2,569	2,450	4,870	5,258

Adjusted operating income	34,031	43,555	29,207	63,238	83,578
Depreciation	7,026	6,710	6,487	13,513	13,529

Adjusted EBITDA	$41,057	$50,265	$35,694	$76,751	$97,107

Adjusted operating margin	18.1%	20.8%	16.7%	17.4%	20.3%
Adjusted EBITDA – as a % of net sales	21.8%	24.0%	20.3%	21.1%	23.6%

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Earnings per Share

(In thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2012	July 2, 2011	March 31, 2012	June 30, 2012	July 2, 2011
GAAP net income attributable to Entegris, Inc.	$21,673	$32,522	$17,859	$39,532	$61,697
Adjustments to net income attributable to Entegris, Inc.:
Amortization of intangible assets	2,420	2,569	2,450	4,870	5,258
Accelerated write-off of debt issuance costs	—	282	—	—	282
Gain associated with equity investments	(1,522)	(1,523)	—	(1,522)	(1,523)
Tax effect of adjustments to net income attributable to Entegris, Inc.	(616)	(1,045)	(885)	(1,501)	(2,035)

Non-GAAP net income attributable to Entegris, Inc.	$21,955	$32,805	$19,424	$41,379	$63,679

Diluted earnings per common share attributable to Entegris, Inc.	$0.16	$0.24	$0.13	$0.29	$0.45
Effect of adjustments to net income attributable to Entegris, Inc.	$0.00	$0.00	$0.01	$0.01	$0.01
Diluted non-GAAP earnings per common share attributable to Entegris, Inc.	$0.16	$0.24	$0.14	$0.30	$0.47

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